Exhibit 5.1

Re:	Southwestern Energy Company

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Southwestern Energy Company, a Delaware corporation (the “Company”), in connection with the public offering of up to $697,493,000 aggregate principal amount of the Company’s registered 5.375% Senior Notes due 2029 (the “New Notes”), to be issued under the Indenture, dated as of August 30, 2021 (the “Base Indenture”), between the Company and Regions Bank, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of September 3, 2021, among the Company, each of the entities listed on Schedule I hereto (the “Subsidiary Guarantors” each a “Subsidiary Guarantor” and, together with the Company, the “Opinion Parties” and each, an “Opinion Party”), and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The New Notes are to be issued pursuant to an offer (the “Exchange Offer”) to exchange an aggregate principal amount of up to $697,493,000 of the New Notes, which have been registered under the Securities Act of 1933 (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding 5.375% Senior Notes due 2029 (the “Outstanding Notes”) as contemplated by the Exchange and Registration Rights Agreement, dated as of September 3, 2021, by and among the Company, the Subsidiary Guarantors, J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC and Regions Securities LLC, as Dealer Managers (the “Registration Rights Agreement”).

Southwestern Energy Company

September 3, 2021

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 of the Company relating to the New Notes filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Registration Rights Agreement;

(c) an executed copy of the Base Indenture, including Article XI of such Base Indenture containing the guaranty obligations of the Subsidiary Guarantors;

(d) an executed copy of the Second Supplemental Indenture, including Article VII of such Second Supplemental Indenture containing the guaranty obligations of the Subsidiary Guarantors (the “Supplemental Guarantees”);

(e) the form of global certificate to evidence the New Notes to be registered in the name of Cede & Co. (the “New Notes Certificate”);

(f) an executed copy of a certificate for each Opinion Party of Chris Lacy, Secretary of each Opinion Party, dated the date hereof (the “Secretary’s Certificate”);

(g) a copy of each Opinion Party’s Certificate of Incorporation or Certificate of Formation, as applicable, as described on Schedule II hereto, certified by the Secretary of State of the State of Delaware or the Texas Secretary of State, as applicable, as of the applicable date set forth on Schedule II hereto and certified pursuant to the Secretary’s Certificate;

(h) a copy of each Opinion Party’s Bylaws, as amended and in effect as of June 1, 2021 and the date hereof, or Limited Liability Company Agreement, as described on Schedule III hereto as applicable, certified pursuant to the Secretary’s Certificate;

(i) copies of certain resolutions of the Board of Directors of the Opinion Parties, adopted on June 1, 2021, certified pursuant to the Secretary’s Certificate; and

(j) copies of certain resolutions of the Member of each Subsidiary Guarantor, adopted on August 1, 2021 and September 3, 2021, certified pursuant to the Secretary’s Certificate.

Southwestern Energy Company

September 3, 2021

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Transaction Documents (as defined below).

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws, of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”), and (iv) the Texas Limited Liability Company Law (the “TLLCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Documents” means the Indenture and the New Notes Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The New Notes Certificate has been duly authorized by all requisite corporate action on the part of the Company and, when the New Notes Certificate has been duly executed by the Company under the DGCL and duly authenticated by the Trustee and issued and delivered by the Company upon consummation of the Exchange Offer against receipt of the Outstanding Notes to be surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the New Notes Certificate will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. The Supplemental Guarantee of each Subsidiary Guarantor has been duly authorized by all requisite limited liability company action on the part of such Subsidiary Guarantor under the DLLCA or TLLCL, as applicable, and, when the New Note Certificates are issued and delivered by the Company upon consummation of the Exchange Offer against receipt of the Outstanding Notes to be surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, each Supplemental Guarantee will constitute the valid and binding obligation of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms under the laws of the State of New York.

Southwestern Energy Company

September 3, 2021

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws and governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent that any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(f) we do not express any opinion with respect to the enforceability of Section 11.02 of the Base Indenture to the extent that such section provides that the obligations of the Subsidiary Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Supplemental Guarantees or the effect thereof on the opinions herein stated;

(g) we do not express any opinion with respect to the enforceability of the provisions contained in Section 11.05 of the Base Indenture to the extent that such provisions limit the obligation of the Subsidiary Guarantors under the Indenture or any right of contribution of any party with respect to the Supplemental Guarantees; and

(h) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

Southwestern Energy Company

September 3, 2021

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) neither the execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance by the Company and such Opinion Party of its obligations under each of the Transaction Documents and Registration Rights Agreement, including the issuance of the New Notes: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which such Opinion Party or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2020), (ii) contravened or will contravene any order or decree of any governmental authority to which such Opinion Party or its property is subject, or (iii) violated or will violate any law, rule or regulation to which such Opinion Party or their respective property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b) neither the execution and delivery by any Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations thereunder, including the issuance and sale of the New Notes, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations, promulgated hereunder. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

PMG

Schedule I

Subsidiary Guarantors

1.	Angelina Gathering Company, LLC

2.	A.W. Realty Company, LLC

3.	SWN Drilling Company, LLC

4.	SWN E&P Services, LLC

5.	SWN Energy Services Company, LLC

6.	SWN International, LLC

7.	SWN Midstream Services Company, LLC

8.	SWN Producer Services, LLC

9.	SWN Production Company, LLC

10.	Indigo Natural Resources LLC

11.	SWN Production (Ohio), LLC

12.	SWN Water Resources Company, LLC

13.	SWN Well Services, LLC

Schedule II

Certificates of Incorporation and Certificates of Formation

Delaware Opinion Parties

1.	Certificate of Incorporation of Southwestern Energy Company, certified by the Secretary of State of the State of Delaware as of September 3, 2021.

2.	Certificate of Formation SWN International, LLC, certified by the Secretary of State of the State of Delaware as of August 24, 2021.

3.	Certificate of Formation of Indigo Natural Resources LLC, certified by the Secretary of State of the State of Delaware as of September 1, 2021.

Texas Opinion Parties

4.	Certificate of Formation of Angelina Gathering Company, LLC, certified by the Secretary of State of the State of Texas as of August 24, 2021.

5.	Certificate of Formation of A.W. Realty Company, LLC, certified by the Secretary of State of the State of Texas as of August 24, 2021.

6.	Certificate of Formation of SWN Drilling Company, LLC, certified by the Secretary of State of the State of Texas as of August 24, 2021.

7.	Certificate of Formation of SWN E & P Services, LLC, certified by the Secretary of State of the State of Texas as of August 24, 2021.

8.	Certificate of Formation of SWN Energy Services Company, LLC, certified by the Secretary of State of the State of Texas as of August 24, 2021.

9.	Certificate of Formation of SWN Midstream Services Company, LLC, certified by the Secretary of State of the State of Texas as of August 24, 2021.

10.	Certificate of Formation of SWN Producer Services, LLC, certified by the Secretary of State of the State of Texas as of September August 24, 2021.

11.	Certificate of Formation of SWN Production Company, LLC, certified by the Secretary of State of the State of Texas as of September August 24, 2021.

12.	Certificate of Formation of SWN Production (Ohio), LLC, certified by the Secretary of State of the State of Texas as of September August 24, 2021.

13.	Certificate of Formation of SWN Water Resources Company, LLC, certified by the Secretary of State of the State of Texas as of September August 24, 2021.

14.	Certificate of Formation of SWN Well Services, LLC, certified by the Secretary of State of the State of Texas as of September August 24, 2021.

Schedule III

Operating Agreements

1.	Amended and Restated Bylaws of Southwestern Energy Company, dated April 28, 2020.

2.	Operating Agreement of Angelina Gathering Company, LLC, dated December 22, 2005, by SWN Midstream Services, LLC as sole member.

3.	Company Agreement of A.W. Realty Company, LLC, dated December 31, 2015, by Southwestern Energy Company as sole member.

4.	Company Agreement of SWN Drilling Company, LLC, dated December 31, 2014, by SWN Production Company, LLC as sole member.

5.	Amended and Restated Company Agreement of SWN E&P Services, LLC, dated October 22, 2014, by Southwestern Energy Company as sole member.

6.	Company Agreement of SWN Energy Services Company, LLC, dated December 31, 2014, by SWN Midstream Services Company, LLC as sole member.

7.	Operating Agreement of SWN International, LLC, dated March 19, 2010, by Southwestern Energy Company, as sole member.

8.	SWN Midstream Services Company, LLC, dated March 19, 2010, by Southwestern Energy Company, as sole member.

9.	Amended and Restated Company Agreement of SWN Producer Services, LLC, dated October 22, 2015, by SWN Midstream Services Company, LLC, as sole member.

10.	Company Agreement of SWN Production Company, LLC, dated November 6, 2014, by Southwestern Energy Company, as sole member.

11.	Second Amended and Restated Limited Liability Company Agreement of Indigo Natural Resources LLC, dated September 1, 2021, by Southwestern Energy Company, as sole member

12.	Limited Liability Company Agreement of SWN Production (Ohio), LLC, dated April 30, 2021 by Southwestern Energy Company, as sole member.

13.	Company Agreement of SWN Water Resources Company, LLC, dated April 19, 2017 by Southwestern Energy Company, as sole member.

14.	Amended and Restated Company Agreement of SWN Well Services, LLC, dated October 14, 2014 by SWN E&P Services, LLC, as sole member.